SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2006
Berkshire Hathaway Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14905	47-0813844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1440 Kiewit Plaza, Omaha, Nebraska 68131
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(402) 346-1400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     On October 17, 2006, counsel for General Reinsurance Corporation (“General Reinsurance”), a wholly owned subsidiary of Berkshire Hathaway Inc., received a letter from the U.S. Attorney for the Eastern District of Virginia, Richmond Division (the “EDVA U.S. Attorney”), stating that the EDVA U.S. Attorney does not currently view General Reinsurance as a target or subject in connection with the EDVA U.S. Attorney’s pending investigation of Reciprocal of America (“ROA”). ROA was a Virginia-based reciprocal insurer of physician, hospital and lawyer professional liability risks. As previously disclosed, General Reinsurance and four of its current or former employees, including a former president, had received subpoenas for documents from the EDVA U.S. Attorney in connection with the EDVA U.S. Attorney’s investigation of ROA, and a number of current and former employees of General Reinsurance had been interviewed by the EDVA U.S. Attorney and the Department of Justice in connection with this investigation. It was previously disclosed that one of the individuals originally subpoenaed had been informed by the EDVA U.S. Attorney that this individual was a target of the EDVA U.S. Attorney’s investigation. The EDVA U.S. Attorney also confirmed that neither this individual, nor any current or former employee of General Reinsurance, is currently a target of the EDVA’s investigation. General Reinsurance will continue to cooperate fully with the EDVA U.S. Attorney in its pending investigation of ROA.
     Investigations by various governmental authorities of other matters, as previously disclosed, remain pending.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.
Date: October 17, 2006	By:	/s/ Marc D. Hamburg
		Name:	Marc D. Hamburg
		Title:	Vice President and Chief Financial Officer

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